Exhibit 99.1

Item 8.	Financial Statements and Supplementary Data

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of BiomX Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BiomX Inc and its subsidiaries (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1c. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 29, 2023, except with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 1c, as to which the date is December 7, 2023.

We have served as the Company's auditor since 2021.

BIOMX INC.
CONSOLIDATED BALANCE SHEETS

(USD in thousands, except share and per share data)

		As of December 31,
	Note	2022	2021
ASSETS

Current assets
Cash and cash equivalents		31,332	62,099
Restricted cash		962	996
Short-term deposits	3	2,000	-
Other current assets	4	2,587	3,543
Total current assets		36,881	66,638

Non-current assets
Operating lease right-of-use assets	8	3,860	4,139
Property and equipment, net	5	4,790	5,694
Intangible assets, net	7	-	1,519
Total non-current assets		8,650	11,352
		45,531	77,990

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
CONSOLIDATED BALANCE SHEETS

(USD in thousands, except share and per share data)

		As of December 31,
	Note	2022	2021
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Trade account payables		820	2,795
Current portion of lease liabilities	8	687	819
Contract liability	13A	-	1,976
Other account payables	9	2,150	5,453
Current portion of long-term debt	12	4,282	-
Total current liabilities		7,939	11,043

Non-current liabilities
Contract liability		1,976	-
Long-term debt, net of current portion	12	10,591	14,410
Operating lease liabilities, net of current portion	8	3,798	4,787
Other liabilities	6, 11	188	215
Total non-current liabilities		16,553	19,412

Commitments and Contingencies	11

Stockholders’ equity

Preferred Stock, $0.0001 par value; Authorized - 1,000,000 shares as of December 31, 2022 and December 31, 2021. No shares issued and outstanding as of December 31, 2022 and December 31, 2021.		-	-
Common stock, $0.0001 par value (“Common Stock”); Authorized - 120,000,000 shares as of December 31, 2022 and 60,000,000 shares as of December 31, 2021. Issued – 29,982,282 and 29,753,238 as of December 31, 2022 and 2021, respectively. Outstanding - 29,976,582 and 29,747,538 as of December 31, 2022 and 2021, respectively.	13	2	2

Additional paid in capital		157,838	156,017
Accumulated deficit		(136,801)	(108,484)
Total Stockholders’ equity		21,039	47,535
		45,531	77,990

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(USD in thousands, except share and per share data)

		Year ended December 31,
	Note	2022	2021

Research and development (“R&D”) expenses, net	14	16,244	22,676
Amortization of intangible assets		1,519	1,519
General and administrative expenses	15	9,456	11,267

Operating loss		27,219	35,462

Other income		(134)	-
Interest expenses		2,069	699
Financial income, net	16	(902)	(2)

Loss before tax		28,252	36,159

Tax expenses	17	65	67

Net Loss		28,317	36,226

Basic and diluted loss per share of Common Stock	18	0.95	1.39

Weighted average number of shares of Common Stock outstanding, basic and diluted		29,854,003	26,007,947

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(USD in thousands, except share and per share data)

	Common stock		Additional paid in	Accumulated	Total Stockholder’
	Shares	Amount	capital	deficit	equity

Balance as of December 31, 2020	23,264,637	2	129,725	(72,258)	57,469

Exercise of stock options	84,239	*	130	-	130
Exercise of warrants (**)	362,383	*	-	-	-
Issuance of Common Stock under Open Market Sales Agreement, net of $158 issuance costs (***)	743,964	*	5,188	-	5,188
Issuance of Common Stock under Securities Purchase Agreement (“SPA”), net of $1,235 issuance costs (***)	3,750,000	*	13,765	-	13,765
Issuance of Common Stock under Stock Purchase Agreement with Maruho, net of $52 issuance costs (***)	375,000	*	972	-	972
Issuance of Common Stock under Securities Purchase Agreement with CF Foundation (***)	1,167,315	*	3,000	-	3,000
Stock-based compensation expenses	-	-	3,237	-	3,237
Net loss	-	-	-	(36,226)	(36,226)

Balance as of December 31, 2021	29,747,538	2	156,017	(108,484)	47,535

Issuance of Common Stock under Open Market Sales Agreement net of $8 issuance costs (***)	229,044	*	273	-	273
Stock-based compensation expenses	-	-	1,529	-	1,529
Proceeds on account of shares			19		19
Net loss	-	-	-	(28,317)	(28,317)

Balance as of December 31, 2022	29,976,582	2	157,838	(136,801)	21,039

(*)	Less than $1.

(**)	See Note 13B(1).

(***)	See Note 13A.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Year ended December 31,
	2022	2021

CASH FLOWS – OPERATING ACTIVITIES
Net loss	(28,317)	(36,226)

Adjustments required to reconcile net loss to cash flows used in operating activities
Depreciation and amortization	2,520	2,565
Stock-based compensation	1,529	3,237
Amortization of debt issuance costs	463	185
Finance expenses (income), net	(842)	25
Changes in other liabilities	(27)	(486)
Capital loss, net	10	24

Changes in operating assets and liabilities:
Other current assets	956	33
Trade account payables	(1,975)	427
Contract liability	-	1,976
Other account payables	(3,303)	665
Net change in operating leases	(106)	2
Net cash used in operating activities	(29,092)	(27,573)

CASH FLOWS – INVESTING ACTIVITIES
Investment in short-term deposits	(13,500)	-
Proceeds from short -term deposits	11,500	19,851
Purchase of property and equipment	(112)	(3,682)
Proceeds from sale of property and equipment	5	4
Net cash provided by (used in) investing activities	(2,107)	16,173

CASH FLOWS – FINANCING ACTIVITIES
Issuance of Common Stock under Open Market Sales Agreement, net of issuance costs	273	5,188
Issuance of Common Stock under registered direct offering, net of issuance costs	-	17,737
Proceeds from long-term debt, net of issuance costs	-	14,225
Proceeds on account of shares	19	-
Exercise of stock options	-	130
Net cash provided by financing activities	292	37,280

Increase (decrease) in cash and cash equivalents and restricted cash	(30,907)	25,880

Effect of exchange rate changes on cash and cash equivalents and restricted cash	106	(25)

Cash and cash equivalents and restricted cash at the beginning of the year	63,095	37,240

Cash and cash equivalents and restricted cash at the end of the year	32,294	63,095

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Year ended December 31,
	2022	2021

RECONCILIATION OF AMOUNTS ON CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	31,332	62,099
Restricted cash	962	996
Total cash and cash equivalents and restricted cash	32,294	63,095

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	1,554	399
Taxes paid	65	67

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

Property and equipment purchases included in accounts payable and other payables	-	858
Right-of-use assets obtained in exchange for new operation lease liabilities	-	95

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 -	GENERAL

A.	General information:

BiomX Inc., (individually, and together with its subsidiaries, BiomX Ltd. and RondinX Ltd., the “Company” or “BiomX”) was incorporated as a blank check company on November 1, 2017, under the laws of the state of Delaware, for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

On October 29, 2019, the Company merged with BiomX Israel, who survived the merger as a wholly owned subsidiary of BiomX Inc. The Company acquired all outstanding shares of BiomX Israel. In exchange, shareholders of BiomX Israel received 15,069,058 shares of the Company’s Common Stock, representing 65% of the total shares issued and outstanding after the acquisition (“Recapitalization Transaction”). BiomX Israel was deemed the “accounting acquirer” due to the largest ownership interest in the Company. The Company’s shares of Common Stock, units, and warrants are traded on the NYSE American under the symbols PHGE, PHGE.U, and PHGE.WS, respectively.

On February 6, 2020, the Company’s Common Stock also began trading on the Tel-Aviv Stock Exchange. On July 6, 2022, the Company announced a voluntary delisting of its shares of Common Stock from the Tel-Aviv Stock Exchange which became effective on October 6, 2022.

BiomX is developing both natural and engineered phage cocktails designed to target and destroy harmful bacteria in chronic diseases, focusing its efforts at this point on cystic fibrosis and to a lesser degree on atopic dermatitis. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets. The Company’s headquarters are located in Ness Ziona, Israel. See note 19 for further information regarding the Company’s R&D plan.

B.	COVID-19

The COVID-19 pandemic, declared a global pandemic by the World Health Organization on March 12, 2020, led to significant restrictions on travel and business operations worldwide, resulting in disruptions to our business throughout 2021 and 2022. The Company has implemented measures to protect the health and safety of its employees and clinical trial participants, and these measures may change based on government recommendations or its own assessment of the situation. While COVID-19 has not materially impacted the Company’s results of operations as of December 31, 2022, the potential impact on the Company’s future research and development activities, clinical trials and results of operations is uncertain, including the Company's ability to fulfill its clinical trial enrollment needs. The Company cannot predict the duration or long-term effects of the pandemic on its business and operations. The Company will continue to monitor COVID-19 closely and follow health and safety guidelines as they evolve.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 -	GENERAL (Cont.)

C.	Liquidity:

To date, the Company has not generated revenue from its operations. Based on the Company’s current cash and commitments as of December 31, 2022, management believes that the Company’s current cash and cash equivalents are sufficient to fund its operations for more than 12 months as of March 29, 2023 and sufficient to fund its operations necessary to continue development activities. See note 20B regarding Securities Purchase Agreement entered into in February 2023.

However, consistent with its continuing research and development activities and certain circumstances which are outside of the Company’s control, including the Company’s ability to raise a substantial capital to funds its operations, which have not occurred as of December 7, 2023, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of debt and/or equity securities, loans and possibly additional grants from the Israel Innovation Authority (“IIA”) and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s Common Stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to it. If the Company is unable to raise capital when needed or on attractive terms, it may be forced to delay or reduce its research and development programs. If there are further increases in operating costs for facilities expansion, research and development and clinical activity, the Company will need to use mitigating actions such as to seek additional financing or postpone expenses that are not based on firm commitments.

As a result, in accordance with the requirements of ASC 205-40, management has concluded that it is required to disclose that substantial doubt exists about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. On May 24, 2022, the Company announced a corporate restructuring (the “Corporate Restructuring”), intended to extend the Company’s capital resources, while prioritizing the Company’s ongoing cystic fibrosis program and delaying the Company’s atopic dermatitis program. See note 19 for further information.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements on a consistent basis, are as follows, except for the adoption of new accounting standards:

A.	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries, BiomX Israel and RondinX Ltd. All intercompany accounts and transactions have been eliminated in consolidation.

B.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. Actual results could differ from those estimates.

The full extent to which the COVID-19 pandemic may directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international markets.

C.	Functional currency and foreign currency translation

Transactions and balances originally denominated in U.S. dollars (“USD”) are presented at their original amounts. Balances in non-USD currencies are translated into USD using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-USD transactions and other items in the statements of income (indicated below), the following exchange rates are used: (i) for transactions – exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) – historical exchange rates. Currency transaction gains and losses are presented in financial expenses (income), net as appropriate. The functional currency of the Company is USD.

D.	Cash and cash equivalents and restricted cash

The Company considers cash equivalents to be all short-term, highly liquid investments, which include money market funds, that are not restricted as to withdrawal or use, and short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash. Restricted cash consists of funds that are contractually restricted to a credit line for outstanding short-term foreign exchange contracts and bank guarantee due to rental agreements. The Company has presented restricted cash separately from cash and cash equivalents in the consolidated balance sheets. The Company includes its restricted bank deposits in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the combined statement of cash flows.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

E.	Concentrations of credit risk

Financial instruments which potentially subject us to credit risk consist primarily of cash, cash equivalents, and short-term deposits. These amounts at times may exceed federally insured limits. We have not experienced any credit losses in such accounts and do not believe we are exposed to any significant credit risk on these funds. Most of the Company’s cash and cash equivalents and bank deposits are invested in USD instruments with major banks in the U.S. and Israel. Management believes that the credit risk with respect to the financial institutions that hold the Company’s cash and cash equivalents and bank deposits is low. Refer to Note 2K.

F.	Property and equipment

Property and equipment are presented at cost less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

Estimated Useful Lives

Laboratory equipment	7 years
Computers and software	3 years
Equipment and furniture	15 years
Leasehold improvements	Shorter of lease term or useful life

G.	Intangible assets

Intangible research and development assets acquired in a business combination are recognized at fair value as of the acquisition date and capitalized as an indefinite life intangible asset until the related research and development efforts are either completed or abandoned. In the reporting periods where they are treated as indefinite life intangible assets, they are not amortized but rather are monitored for triggering events and tested for impairment. Upon completion of the related research and development efforts, management determines the useful life of the intangible assets and amortizes them accordingly.

H.	Long-lived assets

In accordance with ASC 360-10, “Impairment and Disposal of Long-Lived Assets”, management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. For the years ended December 31, 2022 and 2021, no impairment expenses were recorded.

I.	Income taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. As of December 31, 2022 and 2021, the Company had a full valuation allowance against deferred tax assets.

The Company is subject to the provisions of ASC 740-10-25, “Income Taxes” (“ASC 740”). ASC 740 prescribes a more likely-than-not threshold for the financial statement recognition of uncertain tax positions. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. On a yearly basis, the Company undergoes a process to evaluate whether income tax accruals are in accordance with ASC 740 guidance on uncertain tax positions. The Company has not recorded any liability for uncertain tax positions for the years ended December 31, 2022 and 2021.

J.	Derivative activity

The Company uses foreign exchange contracts (option and forward contracts) to hedge cash flows from currency exposure. These foreign exchange contracts are not designated as hedging instruments for accounting purposes. In connection with these foreign exchange contracts, the Company recognizes gains or losses that offset the revaluation of the cash flows also recorded under financial expenses (income), net in the consolidated statements of operations. As of December 31, 2022, the Company had outstanding short-term foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $4,547 with a fair value liability of $55. As of December 31, 2021, the Company had outstanding short-term foreign exchange contracts for the exchange of USD to NIS in the amount of approximately $4,180 with a fair value asset of $62.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

K.	Fair value of financial instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data.

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy levelling during the years ended December 31, 2022 and 2021.

The following table summarizes the fair value of our financial assets and liabilities that were accounted for at fair value on a recurring basis, by level within the fair value hierarchy:

	December 31, 2022
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market funds	27,824	-	-	27,824

	27,824			27,824
Liabilities:
Contingent consideration	-	-	148	148
Foreign exchange contracts payable	-	55	-	55
	-	55	148	203

	December 31, 2021
	Level 1	Level 2	Level 3	Fair Value
Assets:
Cash equivalents:
Money market funds	30,007	-	-	30,007
Foreign exchange contracts receivable		62		62
	30,007	62	-	30,069
Liabilities:
Contingent consideration	-	-	175	175
	-	-	175	175

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

K.	Fair value of financial instruments (Cont.)

Refer to Note 13A regarding the fair value of the financial instrument that resulted from an agreement with the Cystic Fibrosis Foundation (“CF Foundation”).

Financial instruments with carrying values approximating fair value include cash and cash equivalents, restricted cash, short-term deposits, other current assets, trade accounts payable and other current liabilities, due to their short-term nature.

The Company determined the fair value of the liabilities for the contingent consideration based on a probability discounted cash flow analysis. This fair value measurement is based on significant unobservable inputs in the market and thus represents a Level 3 measurement within the fair value hierarchy. The fair value of the contingent consideration is based on several factors, such as: the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis. The discount rate applied ranged from 2.42% to 3.99%. The contingent consideration is evaluated quarterly, or more frequently, if circumstances dictate. Changes in the fair value of contingent consideration are recorded in consolidated statements of operations. Significant changes in unobservable inputs, mainly the probability of success and cash flows projected, could result in material changes to the contingent consideration liability. Changes in contingent consideration for the years ended December 31, 2022 and 2021 resulted mainly from revaluation.

L.	Defined contribution plans

Under Israeli employment laws, employees of BiomX Israel are included under Section 14 of the Severance Compensation Act, 1963 (“Section 14”) for a portion of their salaries. Pursuant to Section 14, these employees are entitled to monthly deposits made by the Company on their behalf with insurance companies.

Payments in accordance with Section 14 release the Company from any future severance payments (under the Israeli Severance Compensation Act, 1963) with respect of those employees. The aforementioned deposits are not recorded as an asset on the Company’s balance sheet, and there is no liability recorded as the Company does not have a future obligation to make any additional payments. The Company’s contributions to the defined contribution plans are charged to the consolidated statements of operations as and when the services are received from the Company’s employees. Total expenses with respect to these contributions were $562 and $689 for the years ended December 31, 2022 and 2021, respectively. The Company expects to contribute approximately $430 in the year ending December 31, 2023 to insurance companies in connection with its expected severance liabilities for the year.

For U.S. employees the Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees of BiomX Inc in the U.S. who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis.

The Company has not elected to match any of the employee’s deferral. During the years ended December 31, 2022 and 2021 the Company did not record any expenses for 401(k) match contributions.

M.	Financial instruments

When the Company issues freestanding instruments, it first analyzes the provisions of ASC 480, “Distinguishing Liabilities From Equity” (“ASC 480”) in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the consolidated statements of operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-10 in order to determine whether the instrument is considered indexed to the entity’s own stock, and qualifies for classification within equity. All warrants issued by the Company are classified within stockholders’ equity as “Additional paid-in capital”. Equity classification is permitted when warrants are indexed to the Company’s own shares and meet the classification requirements for stockholders’ equity classification of ASC 815-40, Accounting Standards Codification (“ASC 815-40”).

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

N.	Collaborative arrangements

The Company entered into collaborative arrangements with partners that fall under the scope of Topic 808, “Collaborative Arrangements” (“ASC 808”). While these arrangements are in the scope of ASC 808, the Company may analogize to ASC 606 for some aspects of the arrangements. The Company analogizes to ASC 606, “Revenue from Contracts with Customers” (“ASC 606”) for certain activities within the collaborative arrangement for the delivery of a good or service (i.e., a unit of account) that is part of its ongoing major or central operations.

The terms of the Company’s collaborative arrangements typically include reimbursements or cost-sharing of R&D expenses. Each of these payments results in an offset against R&D expenses.

Under certain collaborative arrangements, the Company has been reimbursed for a portion of its R&D expenses or participates in the cost-sharing of such R&D expenses. Such reimbursements and cost-sharing arrangements have been reflected as a reduction of R&D expense in the Company’s consolidated statements of operations, as the Company does not consider performing research and development services for reimbursement to be a part of its ongoing major or central operations.

O.	Research and development costs

Research and development costs are charged to statements of operations as incurred. Royalty-bearing grants from the IIA are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and applied as a deduction from research and development expenses.

P.	Basic and diluted loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year excluding ordinary shares purchased by the Company and held as treasury shares. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year, plus the number of shares of Common Stock that would have been outstanding if all potentially dilutive shares of Common Stock had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share.” Potentially dilutive shares of Common Stock were excluded from the calculation of diluted loss per share for all periods presented due to their anti-dilutive effect due to losses in each period.

Q.	Stock compensation plans

The Company applies ASC 718-10, “Stock-Based Payment,” (“ASC 718-10”) which requires the measurement and recognition of compensation expenses for all stock-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of stock-based payment awards granted to employees and non-employees on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense over the requisite service periods in the Company’s statements of operations using the graded vesting method. The Company accounts for share-based payment awards classified as equity awards. The Company recognizes stock-based award forfeitures as they occur rather than estimate by applying a forfeiture rate.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Q.	Stock compensation plans (Cont.)

The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes option-pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). The Company uses an average historical stock price volatility based on a combined weighted average of the Company’s historical average volatility and that of a selected peer group of comparable public companies within the biotechnology and pharmaceutical industry that were deemed to be representative of future stock price trends as the Company does not have a sufficient historical trading history of its own Common Stock. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Grants to non-employees are based on the contractual term. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

R.	Leases

Under Accounting Standards Update, “Leases” (“ASC 842”), the Company determines if an arrangement is a lease at inception. Upon initial recognition, the Company recognizes a liability at the present value of the lease payments to be made over the lease term, and concurrently recognizes a right-of-use asset at the same amount of the liability, adjusted for any prepaid or accrued lease payments, plus initial direct costs incurred in respect of the lease. The Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of the lease payments. The subsequent measurement depends on whether the lease is classified as a finance lease or an operating lease. During the reporting periods, the Company has only operating leases. Lease terms include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for operating leases are recognized on a straight-line basis over the lease term.

The Company has made a policy election not to capitalize leases with a term of 12 months or less.

In accordance with ASC 360-10, management reviews operating lease assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value.

S.	Treasury stock

Treasury shares are presented as a reduction of equity, at their cost to the Company.

T.	New accounting pronouncements

As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected not to use this extended transition period under the JOBS Act. The adoption dates referenced below reflect this election.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

T.	New accounting pronouncements (Cont.)

Recently adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity”. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption was permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Effective January 1, 2022, the Company adopted ASU 2020-06 using the modified retrospective approach which resulted in no effect.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation— Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options”. The guidance is effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its consolidated financial statements.

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832)”, which requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2021. The Company applied the guidance prospectively to all in-scope transactions beginning fiscal year 2022. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements, not yet adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments—Credit Losses—Measurement of Credit Losses on Financial Instruments.” This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance will be effective for smaller reporting companies (as defined by the rules under the Securities Exchange Act of 1934, as amended) for the fiscal year beginning on January 1, 2023, including interim periods within that year. The Company has concluded the adoption will not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606. The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company has concluded the adoption will not have a material impact on its consolidated financial statements.

NOTE 3 -	SHORT-TERM DEPOSITS

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as finance income, net in the consolidated statements of operations during the years for which the Company held short-term deposits.

As of December 31, 2022, the Company had deposits in USD at Leumi Bank (Israel) that bore fixed annual interest of 4.3%. As of December 31, 2021, the Company had no deposits.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 4 -	OTHER CURRENT ASSETS

	As of December 31,
	2022	2021

Government institutions	90	337
Prepaid insurance	1,410	2,149
Other prepaid expenses	84	99
Grants receivables	567	888
Other	436	70
	2,587	3,543

NOTE 5 -	PROPERTY AND EQUIPMENT, NET

Composition of assets, grouped by major classifications, is as follows:

	As of December 31,
	2022	2021

Computers and software	508	567
Laboratory equipment	3,847	3,752
Equipment and furniture	158	154
Leasehold improvements	2,987	2,987
Accumulated depreciation	(2,710)	(1,766)
	4,790	5,694

Substantially all of the Company’s non-current assets are concentrated in Israel.

Depreciation expenses were $1,001 and $1,046 in the years ended December 31, 2022 and 2021, respectively.

NOTE 6 -	ACQUISITION OF SUBSIDIARY

In November 2017, BiomX Israel signed a share purchase agreement with the shareholders of RondinX Ltd. In accordance with the share purchase agreement, BiomX Israel acquired 100% control and ownership of RondinX Ltd. The share purchase agreement included a contingent consideration mechanism. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 567,729 shares of Common Stock upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares of Common Stock authorized or outstanding as of the time the payment is due, or a combination of both, up to $32,000 within ten years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares of Common Stock.

The contingent consideration is accounted for at fair value (level 3). There were no changes in the fair value hierarchy levelling during the years ended December 31, 2022 and December 31, 2021. Refer to Note 2K.

The consolidated financial statements as of December 31, 2022 and 2021 include a liability with respect to this agreement in the amount of $148 and $175, respectively, recorded as other liabilities.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 -	INTANGIBLE ASSETS, NET

Intangible assets acquired in the RondinX Ltd. acquisition (see Note 6) were determined to be in-process research and development (“R&D”). In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. On January 1, 2020, the in-process R&D efforts were completed. The Company had determined the useful life of the R&D assets for three years and began amortizing these assets accordingly. The intangible asset was fully amortized as of December 31, 2022. Amortization expense recorded in the consolidated statements of operations was $1,519 for each of the years ended December 31, 2022 and 2021. Based on management’s analysis, there were no indicators for impairment for the year ended December 31, 2021.

NOTE 8 -	LEASES

In May 2017, BiomX Israel entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $18.

In September 2019, BiomX Israel entered into an additional lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on September 8, 2019 with an option to extend for an additional three years. The option was not accounted for as part of the lease, given its low probability of being exercised. Monthly lease payments under the agreement are approximately $12.

In September 2020, BiomX Israel entered into a third lease agreement for office space in Ness Ziona, Israel for five years beginning on September 1, 2020, with an option to extend for an additional period until November 30, 2030. This agreement supersedes the abovementioned May 2017 and September 2019 lease agreements and sets the prior lease agreements’ end date to March 31, 2021. Monthly lease payments under the new lease agreement are approximately $50. As part of the agreement, BiomX Israel was exempted from monthly payments under the new agreement until January 15, 2021. In addition, the lessor reimbursed BiomX Israel for costs incurred for leasehold improvements by a pre-defined amount. BiomX Israel will pay back the reimbursed amount with interest during the entire contract term. As a result, the Company recognized a lease incentive asset in an amount of $1,030 that is deducted from the operating lease right-of-use asset. The operating lease right-of-use assets and operating lease liabilities contemplate the option period. As a part of the agreement, BiomX Israel provided a bank guarantee to the landlord in the amount of approximately $270, representing four monthly lease and related payments.

On October 1, 2020, the Company entered into a lease agreement for office space in Branford, Connecticut, U.S., for 25 months beginning on October 5, 2020. Monthly lease payments under the agreement are approximately $4. As part of the agreement, the Company deposited $8 as a security, representing two monthly lease and related payments. The agreement ended in October 2022.

In August 2022, BiomX Israel entered into a sublease agreement for a portion of its office space in Ness Ziona, Israel. The agreement is for a period of two years beginning on August 15, 2022. The monthly lease payments under the agreement are approximately $29. The monthly lease proceeds are recorded as other income in the consolidated statements of operations.

Lease expenses recorded in the consolidated statements of operations were $713 and $706 for the years ended December 31, 2022 and 2021, respectively.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 8 -	LEASES (Cont.)

Supplemental cash flow information related to operating leases was as follows:

	Year ended December 31, 2022	Year ended December 31, 2021
Cash payments for operating leases	786	895

As of December 31, 2022, the Company’s operating leases had a weighted average remaining lease term of 7.9 years and a weighted average discount rate of 6%. The maturity analysis of operating leases as of December 31, 2022 were as follows:

Operating Leases
2023	709
2024	709
2025	709
2026	709
2027	709
2028	709
2029	709
2030	650
Total operating lease payments	5,613
Less imputed interest	(1,128)
Total operating lease liability balance	4,485

NOTE 9 -	OTHER ACCOUNT PAYABLES

	As of December 31,
	2022	2021

Employees and related institutions	800	2,909
Accrued expenses	887	2,272
Government institutions	166	272
Deferred income	242	-
Other	55
	2,150	5,453

NOTE 10 -	BALANCES AND TRANSACTION WITH RELATED PARTIES

A.	Balances with related parties

	As of December 31,
	2022	2021

Additional paid in capital (treasury stock) (See 1 below)	-	(19)

BIOMX INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 10 -	BALANCES AND TRANSACTION WITH RELATED PARTIES (Cont.)

B.	Transactions with related parties

1.	In October 2019, BiomX Israel entered into a loan agreement in the amount of $19 with a shareholder who was subject to taxation in Israel in connection with the Recapitalization Transaction. The loan was initially for a period of up to two years from the time of the grant, is non-recourse, and is secured by shares of Common Stock issued to them with a value that equals three times the loan amount at the time of the grant. If the shareholder defaults on such loan, the Company will have the right to forfeit or sell such number of shares with a value equal to the amount of the loan not timely repaid (plus interest accrued thereon), based on their market price at the time of such forfeiture or sale. The number of shares of Common Stock in respect of which the loan was granted was 5,700. The granting of the loan and the restrictions imposed on the related Common Stock until repayment of the loan were accounted as an acquisition of treasury stock by the Company at an amount equal to the loan. During the year ended December 31, 2022, the loan was repaid by the stockholder to the Company and was accounted as proceeds on account of shares in the statements of changes in stockholders’ equity as the shares of Common Stock were not transferred to the stockholder as of December 31, 2022.

2.	Refer to Note 13A regarding a Securities Purchase Agreement with institutional investors, all of the Company’s directors and certain executive officers.

3.	Refer to Note 13B regarding stock options granted to related parties.

NOTE 11 -	COMMITMENTS AND CONTINGENCIES

A.	In March 2021, the IIA approved two new applications in relation to the Company’s cystic fibrosis product candidate for an aggregate budget of NIS 10,879 (approximately $3,286) and for the Company’s product candidate for Inflammatory Bowel Disease (“IBD”) and Primary Sclerosing Cholangitis for an aggregate revised budget of NIS 6,753 (approximately $2,118). The IIA committed to fund 30% of the approved budgets. The programs are for the period beginning January 2021 through December 2021. Through December 31, 2022, the Company received NIS 4,284 (approximately $1,347) from the IIA with respect to these programs.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 11 -	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

In August 2021, the IIA approved an application that supports upgrading the Company’s manufacturing capabilities for an aggregate budget of NIS 5,737 (approximately $1,778). The IIA committed to fund 50% of the approved budget. The program is for the period beginning July 2021 through June 2022. The program does not bear royalties. Through December 31, 2022, the Company received NIS 1,912 (approximately $577) from the IIA with respect to this program.

In March 2022, the IIA approved an application for a total budget of NIS 13,004 (approximately $4,094) in relation to the Company’s cystic fibrosis product candidate. The IIA committed to fund 30% of the approved budget. The program is for the period beginning January 2022 through December 2022. Through December 31, 2022, the Company received NIS 1,365 (approximately $395) from the IIA with respect to this program.

According to the agreements with the IIA, BiomX Israel will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the USD. BiomX Israel may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of BiomX Israel. No such events have occurred or were probable of occurrence as of the balance sheet date with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the BiomX Israel’s R&D programs and generating sales. BiomX Israel has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of December 31, 2022; therefore, no liability was recorded in these consolidated financial statements. IIA grants are recorded as a reduction of R&D expenses, net.

Through December 31, 2022, total grants approved from the IIA aggregated to approximately $8,403 (NIS 28,683). Through December 31, 2022, BiomX Israel had received an aggregate amount of $6,957 (NIS 23,634) in the form of grants from the IIA. Total grants subject to royalties’ payments aggregated to approximately $6,380. As of December 31, 2022, BiomX Israel had a contingent obligation to the IIA in the amount of approximately $6,557 including annual interest of LIBOR linked to the USD.

The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021. Even though the IIA has not declared the alternative benchmark rate to replace LIBOR, the Company does not expect it will have a significant impact on its financial statements.

B.

In June 2015, BiomX Israel entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of certain research, including proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ-free mice, development of an IBD model in animals under germ-free conditions and establishing an in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains during the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. BiomX Israel contributed an aggregate of approximately $1,800 to the research budget agreed upon in the 2015 License Agreement. In addition, Yeda granted BiomX Israel an exclusive worldwide license for the development, production and sale of the products, as defined and subject to the terms and conditions specified in the 2015 License Agreement. In return, BiomX Israel is obligated to pay Yeda annual license fees of approximately $10 and royalties on revenues as defined in the 2015 License Agreement. In addition, in the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction (the “Exit Fee”), as adjusted per the terms of the 2015 License Agreement. As the Company has not yet generated revenue from operations, no provision was included in the consolidated financial statements as of December 31, 2022 and 2021 with respect to the 2015 License Agreement.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 11 -	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

In May 2017, BiomX Israel signed an additional agreement with Yeda (the “2017 License Agreement”), according to which Yeda provided a license to the Company. As consideration for the license, BiomX granted Yeda 591,382 warrants to purchase shares of Common Stock. Refer to Note 13 below for the terms of the warrants granted.

In July 2019, the Company and Yeda amended the 2015 License Agreement and the 2017 License Agreement (the “Yeda Amendment”). Pursuant to the Yeda Amendment, following the closing of the Recapitalization Transaction, the provisions of the Yeda license agreements related to the Exit Fee were amended so that the Company is obligated to pay Yeda a one-time payment as described in the Yeda Amendment which will not exceed 1% of the consideration received in the event of any merger or acquisition involving the Company instead of the Exit Fee, with respect to each license agreement.

The 2017 License Agreement was terminated in 2020. Refer to Note 13B below for the terms of the warrants granted and the resulting impact due to the termination.

C.

In April 2017, BiomX Israel signed an exclusive patent license agreement (the “2017 Patent License Agreement”) with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, BiomX Israel received an exclusive, royalty-bearing license to certain patents held by MIT. In return, BiomX Israel paid an initial license fee of $25 during the year 2017 and is required to pay certain license maintenance fees of up to $250 in each subsequent year and following the commercial sale of licensed products. BiomX Israel is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2,350 in aggregate, as well as royalty payments on future revenues. No liability is included in the consolidated financial statements as of December 31, 2022 and 2021.

In October 2020, the Company and MIT amended the 2017 Patent License Agreement. Pursuant to the MIT Amendment, BiomX Israel will continue to receive an exclusive, royalty-bearing license to certain patents held by MIT. In return, BiomX Israel is required to pay certain license maintenance fees of up to $250 in each subsequent year and following the commercial sale of licensed products. BiomX Israel is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $4,700 in aggregate, as well as royalty payments on future revenues.

On May 24, 2022, the Company notified the Massachusetts Institute of Technology of the termination of the Patent License Agreement between the parties which became effective on August 22, 2022. The termination did not involve a compensation to MIT.

D.	As successor in interest to RondinX Ltd., BiomX Israel is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company is obligated to pay annual license fees of $10, subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party, as outlined in the agreement. In addition, the Company is obligated to pay a royalty in the low single digits based on revenue of products. The consolidated financial statements as of December 31, 2022 and 2021 include a liability with respect to this agreement in the amount of $148 and $175, respectively, recorded as other liabilities. Refer to Note 6 regarding a contingent consideration with respect to the RondinX Ltd. acquisition.

E.	In December 2017, BiomX Israel signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, BiomX Israel received an exclusive patent license to certain patent rights related to the Company’s IBD program. In return, the Company will pay an annual license fee of between $15 and $25 subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $32,100 and royalty payments based on future revenue. As the Company has not yet generated revenue from operations and the achievement of certain milestones is not probable, no provision was included in the consolidated financial statements as of December 31, 2022 and 2021 with respect to the agreement.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 11 -	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

In April 2019, BiomX Israel signed an additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, BiomX Israel received an exclusive sublicense by JSR to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required (i) to pay a license issue fee of $20 and annual license fees ranging from $15 to $25 (ii) make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $32,100 and (iii) make tiered royalty payments, in the low single digits based on future revenue. The consolidated financial statements include liabilities with respect to this agreement in the amount of $40 and $40 as of December 31, 2022 and 2021, respectively, recorded as other liabilities.

F.

On September 1, 2020 (“First Agreement Effective Date”), BiomX Israel entered into a research collaboration agreement with Boehringer Ingelheim International GmbH (“BI”) for a collaboration on biomarker discovery for IBD. Under the agreement, BiomX Israel was eligible to receive fees totaling $439 in installments of $50 within 60 days of the First Agreement Effective Date, $100 upon receipt of the BI materials, $150 upon the completion of data processing and $139 upon delivery of the Final Report of observations and Results of the Project (as such terms are defined within the agreement). The Company granted BI an option to negotiate for an exclusive, worldwide, compensation-based license(s), with rights to sublicense, to use the metagenomic signature results under any patents covering such metagenomic signature results for the sole purpose of making, having made, offering for sale, selling, having sold, importing or otherwise commercializing diagnostic products, including companion diagnostics (the “Option”). The Option shall be exercisable any time until twelve months following delivery of the Final Report. BI agreed to pay to the Company fifty percent (50%) of all income that BI receives as a result of, and directly related to, the commercial exploitation of such companion diagnostic. During 2021, consideration of $150 was received. As of December 31, 2021, the total consideration of $439 had been received. The consideration is recorded as a reduction of R&D expenses, net in the consolidated statements of operations.

On June 23, 2022 (“Second Agreement Effective Date”), BiomX Israel entered into a new research collaboration agreement with BI for a collaboration to identify biomarkers for IBD. Under the agreement, BiomX Israel is eligible to receive fees totaling $1,411 to cover costs to be incurred by BiomX Israel in conducting the research plan under the collaboration. The fees will be paid in instalments of $500 within 30 days of the Second Agreement Effective Date and three additional installments of $500, $200 and $211 upon completion of certain activities under the research plan. Unless terminated earlier, this agreement will remain in effect until (a) a period of eighteen (18) months thereafter or (b) completion of the project plan and submission and approval of the final report, whichever occurs sooner, unless otherwise extended. The consideration is recorded as a reduction of R&D expenses, net in the consolidated statements of operations according to the input model method on a cost-to-cost basis. The remainder of the consideration is recorded as other accounts payable in the consolidated balance sheets. As of December 31, 2022, the Company received consideration of $500 and recorded $287 in the consolidated statements of operations.

G.	Refer to Note 8 for information regarding the Company’s lease liabilities.

NOTE 12 -	LONG-TERM DEBT

On August 16, 2021, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), with respect to a venture debt facility. Under the Loan Agreement, Hercules provided the Company with access to a term loan with an aggregate principal amount of up to $30,000 (the “Term Loan Facility”), available in three tranches, subject to certain terms and conditions. The first tranche of $15,000 was advanced to the Company on the date the Loan Agreement was executed. Upon the occurrence of specified milestones and continuing through December 31, 2022, a loan in the aggregate principal amount of up to $10,000 (“the second tranche”), would have become available, and upon the occurrence of specified milestones and continuing through September 30, 2023, a loan in the aggregate principal amount of up to $5,000 (“the third tranche”), may become available. The milestones for the second tranche and for the extension of the period of interest only payments to September 1, 2023, were not reached and have expired. The milestones for the third tranche have not yet been reached as of December 31, 2022. The Company is required to make interest only payments through March 1, 2023, and is required to then repay the principal balance and interest in equal monthly installments through September 1, 2025.

The Company may prepay advances under the Loan Agreement, in whole or in part, at any time subject to a prepayment charge equal to: (a) 3.0 % of amounts prepaid, if such prepayment occurs during the first 12 months following the closing date; (b) 2.0% after 12 months but prior to 24 months; (c) 1.0% after 24 months but prior to 36 months, and (d) no charge after 36 months. Upon prepayment or repayment of all or any of the term loans under the Term Loan Facility, the Company is required to pay an end of term charge (“End of Term Charge”) equal to 6.55% of the total aggregate amount of the term loans being prepaid or repaid.

Interest on the term loan accrues at a per annum rate equal to the greater of (i) the Prime Rate as reported in The Wall Street Journal plus 5.70% and (ii) 8.95%. On December 31, 2022, the Prime Rate was 7.50%. Interest expense is calculated using the effective interest method and is inclusive of non-cash amortization of capitalized loan issuance costs. Debt issuance costs are recorded on the consolidated balance sheet as a reduction of liabilities. Amounts allocated to the debt, net of issuance cost, are subsequently recognized at amortized cost using the effective interest method. On December 31, 2022, the effective interest rate was 16.56%.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 12 -	LONG-TERM DEBT(cont.)

As of December 31, 2022, the carrying value of the term loan consists of $15,000 principal outstanding less the unamortized debt discount and issuance costs of approximately $127. The End of Term Charge of $983 is recognized over the life of the term loan as an interest expense using the effective interest method. The debt issuance costs have been recorded as a debt discount which is being accreted to interest expense through the maturity date of the term loan.

Interest expense relating to the term loan, which is included in interest expense in the consolidated statements of operations was $2,069 and $699 for the years ended December 31, 2022 and 2021, respectively.

Under the terms of the Loan Agreement, the Company granted first priority liens and security interests in substantially all of the Company’s intellectual property as collateral for the obligations thereunder. The Company also granted Hercules the right, at their discretion, to participate in any closing of any single subsequent broadly marketed financing as defined up to a maximum aggregate amount of $2,000 under the terms as afforded to other investors in such financing. The Loan Agreement also contains representations and warranties by the Company and Hercules, indemnification provisions in favor of Hercules and customary affirmative and negative covenants, including a liquidity covenant beginning October 1, 2022, requiring the Company to maintain a minimum aggregate compensating cash balance of $5,000, and events of default, including a material adverse change in the Company’s business, payment defaults, breaches of covenants following any applicable cure period, and a material impairment in the perfection or priority of Hercules’ security interest in the collateral. In the event of default by the Company under the Loan Agreement, the Company may be required to repay all amounts then outstanding under the Loan Agreement.

Future principal payments for the long-term debt are as follows:

December 31, 2022
2023	$4,282
2024	5,793
2025	4,925
Total principal payments	15,000
Unamortized discount and debt issuance costs	(127)
Total future principal payments	$14,873
Current portion of long-term debt	(4,282)
Long-term debt, net	$10,591

NOTE 13 -	STOCKHOLDERS EQUITY

A.	Share Capital:

Common Stock:

On August 24, 2022, the Company’s stockholders approved increasing the number of authorized shares of Common Stock from 60,000,000 shares, par value $0.0001 per share, to 120,000,000 shares, par value $0.0001 per share.

Treasury Stock:

Refer to Note 10B(1).

Initial Public Offering:

On December 18, 2018, the Company consummated its initial public offering (“IPO”) of 7,000,000 units (“Public Units”). The Public Units sold in the IPO were sold at an offering price of $10.00 per Public Unit, generating total gross proceeds of $70,000. The Public Units each consist of one share of Common Stock and one warrant to purchase one-half of a share of Common Stock (“Public Warrant”), with every two Public Warrants entitling the holder to purchase one share of Common Stock for $11.50 per full share.

Following the Recapitalization Transaction, the Company retained approximately $60,100 balance held in a trust account, after redemptions of IPO shares held by certain shareholders.

Simultaneous with the consummation of the IPO, the Company consummated the private placement of an aggregate of 2,900,000 warrants (“Private Placement Warrants”).

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

A.	Share Capital: (Cont.)

Stock Exchange:

As detailed in Note 1, as part of the Recapitalization Transaction on October 28, 2019, the Company issued 15,069,058 shares of Common Stock in exchange for approximately 65% of the issued and outstanding ordinary shares and all the preferred shares of BiomX Israel. The number of shares prior to the Recapitalization Transaction has been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

In addition, the Company also agreed to issue the following number of additional shares of Common Stock, in the aggregate, to stockholders on a pro rata basis, subject to the Company’s achievement of the conditions specified below following the recapitalization transaction (all with respect to the Company’s Common Stock traded on the NYSE American):

A.	2,000,000 additional shares of the Company’s Common Stock if the daily volume weighted average price of the Company’s Common Stock in any 20 trading days within a 30-trading day period prior to January 1, 2022 is greater than or equal to $16.50 per share. As of December 31, 2021, the condition was not achieved and the Company’s conditional undertaking to issue additional shares expired.

B.	2,000,000 additional shares of the Company’s Common Stock if the daily volume weighted average price of the Company’s Common Stock in any 20 trading days within a 30-trading day period prior to January 1, 2024 is greater than or equal to $22.75 per share.

C.	2,000,000 additional shares of the Company’s Common Stock if the daily volume weighted average price of the Company’s Common Stock in any 20 trading days within a 30-trading day period prior to January 1, 2026 is greater than or equal to $29.00 per share.

At-the-market Sales Agreement:

In December 2020, pursuant to a registration statement on Form S-3 declared effective by the Securities and Exchange Commission on December 11, 2020, the Company entered into an Open Market Issuance Sales Agreement (“ATM Agreement”) with Jefferies LLC. (“Jefferies”), which provides that, upon the terms and subject to the conditions and limitations in the ATM Agreement, the Company may elect, from time to time, to offer and sell shares of Common Stock having an aggregate offering price of up to $50,000 through Jefferies acting as sales agent. During the year ended December 31, 2022, the Company sold 229,044 shares of Common Stock under the ATM Agreement, at an average price of $1.19 per share, raising aggregate net proceeds of approximately $273, after deducting an aggregate commission of 3%. During the year ended December 31, 2021, the Company sold 743,964 shares of Common Stock under the ATM Agreement, at an average price of $7.19 per share, raising aggregate net proceeds of approximately $5,188, after deducting an aggregate commission of 3%. The Company deducted issuance expenses from Additional Paid in Capital of $8 and $158 as of December 31, 2022 and 2021, respectively.

Securities Purchase Agreement:

On July 26, 2021, the Company entered into a Securities Purchase Agreement with institutional investors, all of the Company’s directors and certain executive officers for the sale of an aggregate of 3,750,000 shares of the Company’s Common Stock and warrants to purchase an aggregate of 2,812,501 shares of the Company’s Common Stock in a registered direct offering (the “Registered Direct Offering”), for gross proceeds of $15,000 before deducting placement agent fees and offering expenses and assuming that none of the warrants are exercised. The securities were sold at price of $4.00 per share and an accompanying warrant to purchase 0.75 of a share of the Company’s Common Stock at an exercise price of $5.00 per share. The warrants will be exercisable six months after the date of issuance and will expire five years from the date such warrant first becomes exercisable. The warrants issued were classified as equity in accordance with ASC 815-40. The securities were offered pursuant to the Company’s effective registration statement on Form S-3. All proceeds were received as of July 28, 2021. 125,000 shares of Common Stock and 93,750 warrants were sold to related parties.

Maruho Agreement:

In October 2021, the Company entered into a Stock Purchase Agreement with a subsidiary of Maruho Co. Ltd., (“Maruho”), a leading dermatology-focused pharmaceutical company in Japan, pursuant to which the Company issued to Maruho 375,000 shares of Common Stock at a price of $8.00 per share for gross proceeds of $3,000. The company also granted Maruho a right of first offer to license its atopic dermatitis product candidate, BX005, in Japan. The right of first offer will commence following the availability of results from the Phase 1/2 study initially expected in 2022. The Company applied ASC 606 by analogy to the agreements. The agreements were combined into a single unit of account for the purpose of applying ASC 606. Part of the consideration paid under the agreements, equal to the grant date fair value of the shares issued to Maruho of $1,024, is attributed to the issuance of shares and accounted for as an increase in equity. The remainder of $1,976 was attributed to a contract liability, to be recognized as other income, at a point in time, once the clinical trials related to the product candidate are completed. Following the Company’s announcement on May 24, 2022, as mentioned in Note 19 below regarding the delaying of the Company’s atopic dermatitis program, the contract liability was classified as a non-current liability.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

A.	Share Capital: (cont.)

CFF Agreement:

In December 2021, the Company entered into a Securities Purchase Agreement with the CF Foundation, an organization that historically played a role in supporting the development of innovative therapies for patients suffering from cystic fibrosis (CF). Under the terms of the agreement, the Company will receive up to $5,000 in two tranches. In the first tranche, which closed and fully received on December 21, 2021, the CF Foundation invested $3,000 as an initial equity investment based on a share price of $2.57. Upon completion of patient dosing in Part 1 of the Company’s Phase 1b/2a study of BX004, the Company would have the right to receive the second tranche of $2,000, also as an equity investment. In the event that the average closing price of the Common Stock for the ten trading days prior to the second tranche completion is less than $2.57, the Company shall have the right in its sole discretion to waive the second tranche payment and in such event the CF Foundation shall not have any right to receive additional shares. However, the CF Foundation may waive the Milestone in its discretion and make the Milestone Payment nonetheless. The Company concluded that the second tranche is a freestanding financial instrument. The Company also concluded that since the instrument will be predominantly settled in a variable number of shares at a fixed monetary amount, the second tranche is in the scope of ASC 480 and should be accounted for at fair value with subsequent changes in fair value recognized in the statements of operations in each period. The Company further determined that due to the settlement mechanism, the fair value of the second tranche is negligible, both at inception and on December 31, 2022. See Note 20B.

Preferred Stock:

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors (the “Board”).

Warrants:

1.	The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO except that the Private Placement Warrants are exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

2.

The Public Warrants became exercisable upon the closing of the Recapitalization Transaction. No fractional shares will be issued upon exercise of the Public Warrants. Therefore, the Public Warrants must be exercised in multiples of two warrants. The Public Warrants will expire five years after the completion of the Recapitalization Transaction or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days prior written notice of redemption;

●	if, and only if, the last sale price of the Company’s Common Stock equals or exceeds $16.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Common Stock at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

A.	Share Capital: (cont.)

As of December 31, 2022, the Company had the following outstanding warrants to purchase Common Stock issued to stockholders:

Warrant	Issuance Date	Expiration Date	Exercise Price Per Share	Number of Shares of Common Stock Underlying Warrants
Private Placement Warrants	IPO (December 13, 2018)	December 13, 2023	11.50	2,900,000
Public Warrants	IPO (December 13, 2018)	October 28, 2024	11.50	3,500,000
2021 Registered Direct Offering Warrants	SPA (July 28, 2021)	January 28, 2027	5.00	2,812,501
				9,212,501

B.	Stock-based compensation:

Equity Incentive Plan:

In 2015, the Board of Directors of BiomX Israel approved a plan for the allocation of options to employees, service providers, and officers (the “2015 Plan”). The options represented a right to purchase one Ordinary Share of the BiomX Israel in consideration of the payment of an exercise price. Also, the options were granted in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the U.S. Internal Revenue Code as technically adjusted following the Recapitalization Transaction on October 28, 2019.

As of December 31, 2021, there are no shares of Common Stock remaining for issuance under the 2015 Plan.

In 2019, the Company adopted a new incentive plan (the “2019 Plan”) to grant 1,000 options, exercisable for Common Stock.

The aggregate number of shares of Common Stock that may be delivered pursuant to the 2019 Plan will automatically increase on January 1 of each year, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year.

Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares of Common Stock than provided herein.

As of December 31, 2022, there were 380,189 shares of Common Stock remaining for issuance under the 2019 Plan. On January 1, 2023, the number of shares of Common Stock available to grant under the 2019 Plan was increased by 1,199,291.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

B.	Stock-based compensation: (Cont.)

Stock Options:

On March 30, 2021, the Board of Directors approved the grant of 985,530 options to 94 employees, including five senior officers, one consultant, and six directors under the 2019 Plan, without consideration. Options were granted at an exercise price of $7.02 per share with a vesting period of four years. Directors and senior officers are entitled to full acceleration of their unvested options upon the occurrence of both a change in control of the Company and the end of their engagement with the Company.

On March 29, 2022, the Board of Directors approved the grant of 1,153,500 options to 89 employees, three senior officers, one consultant, and five directors under the Company’s 2019 Equity Incentive Plan, without consideration. Options were granted at an exercise price of $1.41 per share with a vesting period of four years. Directors and senior officers are entitled to full acceleration of their unvested options upon the occurrence of both a change in control of the Company and the end of their engagement with the Company.

On June 21, 2022, the Board of Directors approved the grant of 350,500 options to 53 employees, and one consultant under the Company’s 2019 Equity Incentive Plan, without consideration. Options were granted at an exercise price of $0.66 per share with a vesting period of four years.

On August 22, 2022, the Board of Directors approved the grant of 290,000 options to four senior officers under the Company’s 2019 Equity Incentive Plan, without consideration. Options were granted at an exercise price of $0.66 per share with a vesting period of four years. Senior officers are entitled to full acceleration of their unvested options upon the occurrence of both a change in control of the Company and the end of their engagement with the Company.

On September 30, 2022, the Board of Directors approved the grant of 20,000 options to a consultant under the Company’s 2019 Equity Incentive Plan, without consideration. Options were granted at an exercise price of $0.37 per share with a vesting period of one year.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model using the following assumptions:

	2022	2021

Underlying value of Common Stock ($)	0.37-1.41	7.02
Exercise price ($)	0.37-1.41	7.02
Expected volatility (%)	85.3-88.4	85.0
Expected terms of the option (years)	5.31-6.11	6.11
Risk-free interest rate (%)	2.50-4.05	1.17

Total fair value embodied in the options granted in 2022 and 2021 at the grant date, is estimated to be $1,311 and $5,138 respectively. These amounts will be recognized in statements of operations over the vesting period.

As of December 31, 2022, the unrecognized compensation cost related to all unvested, equity classified stock options of $1,632 is expected to be recognized as an expense on a graded vesting method over a weighted-average period of 1.55 years.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

B.	Stock-based compensation: (Cont.)

Stock Options: (Cont.)

A summary of options granted to purchase the Company’s Common Stock under the Company’s stock option plans are as follows:

	For year ended December 31, 2022
	Number of Options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at the beginning of period	4,084,549	$3.95	$671
Granted	1,814,000	1.14
Forfeited	(1,129,108)	3.74
Exercised	-	$-
Outstanding at the end of period	4,769,441	2.93	$40
Exercisable at end of period	2,688,238
Weighted average remaining contractual life – years as of December 31, 2022	7.00

	For year ended December 31, 2021
	Number of Options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at the beginning of period	3,569,766	$3.12	$12,338
Granted	985,530	7.02
Forfeited	(386,508)	4.60
Exercised	(84,239)	$1.55
Outstanding at the end of period	4,084,549	$3.95	$671
Vested at end of period	2,486,381
Weighted average remaining contractual life – years as of December 31, 2021	6.82

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

B.	Stock-based compensation: (Cont.)

Warrants:

As of December 31, 2022, and 2021, the Company had the following outstanding compensation related warrants to purchase Common Stock as follows:

Warrant	Issuance Date	Expiration Date	Exercise Price Per Share		Number of Shares of Common Stock Underlying Warrants
Private Warrants issued to Yeda (see 1 below)	May 11, 2017	May 11, 2025	(*	)	-
Private Warrants issued to scientific founders (see 2 below)	November 27, 2017		-		2,974
					2,974

(*)	less than $0.001.

1.

In May 2017, in accordance with the 2017 License Agreement (see also Note 11B), the Company issued to Yeda, 591,382 warrants to purchase Common Stock at $0.0001 nominal value, for nominal consideration. Yeda has the option to exercise the warrants on a cashless basis. In 2020, the 2017 License Agreement was terminated.

On March 10, 2021, Yeda exercised 362,444 warrants on a cashless basis, resulting in the issuance of 362,383 shares of Common Stock. The remainder of the warrants were forfeited as part of the termination of the license agreement.

For the year ended December 31, 2021 the Company did not record an expense or income related to warrants.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 13 -	STOCKHOLDERS EQUITY (Cont.)

B.	Stock-based compensation: (Cont.)

Warrants: (Cont.)

2.	In November 2017, BiomX Israel issued 7,615 warrants to Yeda and 2,974 warrants to its founders. All the warrants were fully vested at their grant date and will expire immediately prior to a consummation of an M&A transaction. The warrants did not expire as a result of the Recapitalization Transaction and have no exercise price. No compensation expenses were recorded in the financial statements during 2022 and 2021.

The following table sets forth the total stock-based payment expenses resulting from options and warrants granted, included in the statements of operations:

	Year ended December 31,
	2022	2021

Research and development expenses, net	490	1,770
General and administrative	1,039	1,467
	1,529	3,237

The Company recognized stock-based compensation expenses in connection with options granted to executive officers of the Company in the amount of $923 and $1,102 for the years ended December 31, 2022 and 2021, respectively.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 14 -	RESEARCH AND DEVELOPMENT EXPENSES, NET

	Year ended December 31,
	2022	2021

Professional service and subcontractors	5,218	9,458
Salaries and related expenses	8,640	12,287
Stock-based compensation	490	1,770
Depreciation	909	986
Materials and supplies	1,149	1,738
Rent and related expenses	1,101	1,008
Other	160	55
	17,667	27,302
Less change in contingent liabilities (see Note 11C, 11E)	-	(578)
Less income from collaboration agreements (see Note 11F)	(287)	(307)
Less grants from the IIA (see Note 11A)	(1,136)	(3,741)
	16,244	22,676

NOTE 15 -	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2022	2021

Salaries and related expenses	2,423	2,895
Stock-based compensation	1,039	1,467
Professional services	2,067	2,029
Travel expenses	160	140
Recruitment expenses	-	375
Rent and related expenses	346	291
Insurance expenses	2,447	2,495
Other	974	1,575
	9,456	11,267

NOTE 16 -	FINANCE EXPENSES (INCOME), NET

	Year ended December 31,
	2022	2021

Exchange rate differences	(862)	237
Interest income from bank deposits	(464)	(86)
Bank fees and other	13	7
Loss (income) from foreign exchange contracts	411	(160)
	(902)	(2)

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 17 -	INCOME TAXES

A.	The Company files income tax returns in the U.S. federal jurisdiction and in state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s income tax returns since 2019 remain open and subject to examination. The statutory U.S. federal income tax rate is 21%. As of December 31, 2022, the Company had total net operating losses in the U.S. of approximately $13,578, which may be carried forward and offset against taxable income in the future.

B.	BiomX Ltd. And RondinX Ltd. file income tax returns in Israel. Their tax assessments through 2016 are deemed to be final. The statutory Israeli income tax rate is 23%.

C.	As of December 31, 2022 and 2021, BiomX Israel had total net operating losses in Israel of approximately $90,878 and $78,542 respectively, which may be carried forward and offset against taxable income in the future for an indefinite period.

D.	Management has considered the Company’s history of cumulative net losses incurred since inception and its lack of commercialization of any products or generation of any revenue from product sales since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2022 and 2021. Management reevaluates the positive and negative evidence at each reporting period.

E.	The Company’s policy is to record estimated interest and penalties related to uncertain tax positions in income tax expense. The Company has no amounts recorded for any unrecognized tax positions, accrued interest or penalties as of December 31, 2022 and 2021.

A reconciliation of the U.S. federal statutory tax rate and the effective tax rate is as follow:

	As of December 31,
	2022	2021

Statutory U.S. federal income tax rate	(21)%	(21)%
U.S. vs foreign tax rate differential	(2)	(2)
Change in deferred tax asset valuation allowance	23	23
Effective tax rate	-%	-%

Loss before taxes on income, consists of the following:

	As of December 31,
	2022	2021

United States	6,645	4,571
Israel	21,607	31,588
	28,252	36,159

Net deferred tax assets as of December 31, 2022 and 2021 consisted of the following:

	As of December 31,
	2022	2021

Deferred tax assets:
Net operating loss carryforwards	24,509	20,180
Research and development expenses, net	3,183	4,563
Lease liability	1,031	1,280
Other	192	184
Total deferred tax assets	28,915	26,207
Deferred tax liabilities:
Right of use assets	(1,071)	(942)
Fixed assets	(12)	(25)
Total deferred tax liabilities	(1,083)	(967)
Valuation allowance	(27,832)	(25,240)
Net deferred tax assets	-	-

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 18 -	BASIC LOSS PER SHARE

The basic and diluted net loss per share and weighted average number of shares of Common Stock used in the calculation of basic and diluted net loss per share are as follows:

	For the year ended December 31,
	2022	2021

Net loss	28,317	36,226
Net loss per share	0.95	1.39
Weighted average number of Common Stock	29,854,003	26,007,947

As the inclusion of shares of Common Stock equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

The calculation of diluted loss per share as of December 31, 2022 does not include 4,769,441, 9,215,475 and 4,000,000 of shares underlying options, shares underlying warrants and contingent shares, respectively, because the effect would be anti-dilutive.

The calculation of diluted loss per share as of December 31, 2021 does not include 4,084,545, 9,215,475 and 4,000,000 of shares underlying options, shares underlying warrants and contingent shares, respectively, because the effect would be anti-dilutive.

NOTE 19 -	CORPORATE RESTRUCTURING

On May 24, 2022, the Company announced a Corporate Restructuring, intended to extend the Company’s capital resources, while prioritizing the Company’s ongoing cystic fibrosis program and delaying the Company’s atopic dermatitis program. The Corporate Restructuring included a reduction of 36 full-time employees, two consultants and 9 part-time employees, or 42% of the Company’s employees as of such date. The Company incurred a one-time employee benefits and severance cost of approximately $214 in operating expenses as of December 31, 2022. Non-cash stock-based compensation credits related to the forfeiture of stock options of approximately $376 are included in operating expenses as of December 31, 2022.

NOTE 20 -	SUBSEQUENT EVENTS

A.	In March 2023, the Board of Directors approved the grant of 1,567,000 options to 50 employees, five senior officers and three directors under the 2019 Plan, without consideration. Options were granted at an exercise price of $0.40 per share with a vesting period of four years. Directors and senior officers are entitled to full acceleration of their unvested options upon the occurrence of both a change in control of the Company and the end of their engagement with the Company.

B.	On February 22, 2023, the Company entered into a Securities Purchase Agreement to issue and sell an aggregate of 30,608,163 shares of its common stock (or pre-funded warrants, and collectively, the “Securities”) at a price of $0.245 per share and $0.244 per pre-funded warrant, through a private investment in public equity financing. The gross proceeds from this offering are expected to be approximately $7,484, before deducting issuance costs. The financing is expected to close in two parts. The first closing, which covers 5,975,918 Securities for gross proceeds of $1,461, occurred on February 27, 2023. The second closing for the remaining Securities, which is contingent upon approval of the issuance of the additional Securities under the Securities Purchase Agreement by the Company’s stockholders in accordance with NYSE American rules, is expected to take place in the second quarter of 2023.

BIOMX INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(USD in thousands, except share and per share data)

NOTE 21 -	SUBSEQUENT EVENT (unaudited)

A.	In March 2023, the IIA approved an application for a total budget of NIS 11,283 (approximately $3,164) in relation to the Company’s cystic fibrosis product candidate. The IIA committed to fund 30% of the approved budget. The program is for the period beginning January 2023 through December 2023. As of the issuance of these financial statements, the Company received NIS 1,185 (approximately $328) from the IIA with respect to this program.

B.	On April 11, 2023, the Company received funds in total of $700 from BI as part of the research collaboration agreement.

C.	On April 18, 2023, the Company received the final payments of NIS 995 (approximately $275) from the IIA with respect to the IIA programs approved in March 2021.

D.	On April 24, 2023, the Company’s stockholders approved the issuance of up to 24,632,243 shares of Common Stock through the Securities Purchase Agreement, comprised of shares and shares underlying Pre-Funded Warrants, in accordance with NYSE American rules. On May 4, 2023, the Company completed the second closing of the offering and issued an aggregate of 12,797,957 shares of Common Stock and 11,834,286 Pre-Funded Warrants. At the second closing, the Company raised net proceeds of $5,859, after deducting issuance costs of $157

E.	On August 21, 2023, the Board of Directors approved the grant of 82,000 options to two directors under the Company’s 2019 Omnibus Long-Term Incentive Plan (the “2019 Plan”), without consideration. Options were granted at an exercise price of $0.363 per share with a vesting period of four years. Directors are entitled to full acceleration of their unvested options upon the occurrence of both a change in control of the Company and the end of their engagement with the Company.

F.	On October 7, 2023, an unprecedented attack was launched against Israel, following which the Israeli Government declared that the Security Cabinet of the State of Israel approved a war situation in Israel. BiomX is continuing its clinical operations in Israel and globally and, at this time, does not expect this situation to have a material impact on its ability to continue its business, including preclinical and clinical trials, and its ability to raise additional capital. BiomX cannot currently predict the intensity or duration of the war, nor can it predict how this war will ultimately affect Israel's economy in general, and BiomX continues to monitor the situation closely and examine the potential disruptions that could adversely affect its operations.

G.	On October 19, 2023, the Board of Directors approved the grant of 41,000 options to one director under the 2019 Plan, without consideration. The options were granted at an exercise price of $0.32 per share with a vesting period of four years. Such director is entitled to full acceleration of his unvested options upon the occurrence of both a change in control of the Company and the end of his engagement with the Company.

H.	On October 29, 2023, the Board of Directors approved the grant of 151,100 options to 4 employees and one senior officer under the 2019 Plan, without consideration. The options were granted at an exercise price of $0.275 per share with a vesting period of four years. The senior officer is entitled to full acceleration of her unvested options upon the occurrence of both a change in control of the Company and the end of her engagement with the Company.

I.	On October 29, 2023, the Board of Directors approved resolutions concerning options previously granted under the Company’s incentive equity plans as follows:

1.	A reduction in the exercise price of each outstanding option to purchase shares of the Company’s Common Stock currently held by employees of BiomX with an original exercise price above $0.69 per share granted under the Company’s 2015 Employee Stock Option Plan to $0.275 per share. Other than the exercise price, no other terms of grant of the repriced options were changed; however, the options may not be exercised until one year after the repricing date.

2.	An exchange of all outstanding stock options under the 2019 Plan that have an exercise price of $0.69 per share or greater subject to employees’ or consultants’ election on a grant-by-grant basis. The new options will be issued in a reduced amount determined pursuant to ratios based on the current exercise price. All new stock options will have an exercise price per share equal to the closing sales price of a share of Common Stock on the NYSE American on the exchange date on December 11, 2023. The new options will have the same vesting schedule as the exchanged eligible options; however, the new options may not be exercised until one year after the new options are issued.